UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): May 24, 2011
Sagebrush Gold Ltd.
(exact name of registrant as specified in its charter)

Nevada	333-171925	26-0657736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1640 Terrace Way Walnut Creek, California	94597
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 930-0100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On May 24, 2011, Sagebrush Gold Ltd. (the “Company”) entered into four limited liability company membership interests purchase agreements (the “Agreements”) with the owners of Arttor Gold, LLC, a Nevada limited liability company (“Arttor Gold”).  Each of the owners of Arttor Gold (the “Members”), sold their interests in Arttor Gold in privately negotiated sales resulting in the Company acquiring one hundred percent (100%) of Arttor Gold.  Prior to the sale our President, David Rector, owned approximately 9.5% of Arttor Gold.  2,000,000 shares of our common stock, par value $0.0001 per share (the “Common Stock”) were issued to Mr. Rector.  Arthur Leger, who the Company intends to engage as its chief geologist, also received 2,000,000 shares of Common Stock in exchange for his approximate 9.5% membership interest in Arttor Gold.  As more fully described under Item 2.01, Arttor Gold leases from Mr. Leger certain claims in the State of Nevada which the Company intends to explore, and Arttor Gold also holds approximately $2,000,000 of cash acquired by the Company at closing.

Pursuant to the Agreements, in addition to 2,000,000 shares of Common Stock issued to each of Mr. Rector and Mr. Leger (4,000,000 total), the Company issued an additional 8,000,000 shares of a class of preferred stock, designated Series B Convertible Preferred Stock, par value $0.0001 per share, (the “Series B Preferred Stock”) and 9,000,000 shares of Common Stock (including 7,000,000 shares of Common Stock to its principal investor Frost Gamma Investment Trust (“FGIT”)).  After giving effect to the foregoing, and assuming the conversion into Common Stock of the Series B Preferred Stock, the Company will have an additional 21,000,000 shares of its Common Stock, on a fully-diluted basis, outstanding following the transaction.

Each share of Series B Preferred Stock is convertible into one share of Common Stock, and has a liquidation preference equal to $0.0001 per share.  Shares of Common Stock issued pursuant to the Agreements are subject to lockup agreements which restrict certain sales, transfers and assignments for a period of 24 months unless there has occurred a change of control of the Company, the Board of Directors (the “Board”) terminates the lockup provisions or a minimum of 1,000,000 ounces of gold deposits are removed from the Arttor lease properties.  The lockup agreements do not apply to shares of Common Stock underlying the Series B Preferred Stock.  Upon termination of the lockup period with respect to the Arttor Gold Agreements, similar prior lockup agreements with other shareholders of the Company in effect on the closing date are also required to be terminated.  This foregoing description is qualified by reference to the documents and agreements filed as exhibits 3.1 and 10.1 to this Current Report on Form 8-K.

On May 24, 2011, the Company entered into an agreement with FGIT pursuant to which the Company agreed that in connection with any private offering completed within six months, the Company shall make available to FGIT the same terms (including terms related to anti-dilution price protection, registration rights, dividends and similar terms and provisions) provided to investors in such private placement with respect to the 7,000,000 shares of Common Stock of the Company issued to FGIT.  The foregoing description is qualified by reference to the agreement filed as Exhibit 10.2 to this Current Report on Form 8-K.

Also on May 24, 2011 and prior to the closing of the limited liability company membership interests purchase agreements, the Members adopted the Amended and Restated Operating Agreement of Arttor Gold (the “Operating Agreement”).  The Operating Agreement provides that Arttor Gold be managed by the Members and that the Members may appoint an officer or officers to manage the business of Arttor Gold.  No Member may transfer any portion of his or its interest in Arttor Gold without the unanimous written consent of all of the Members, provided, however, that any Member may transfer all or any portion of his or its membership interest to any other Member.  The owners of the majority of the membership interests shall determine the timing, form and amount of distributions, which shall be made to the Members pro rata in accordance with their respective ownership interests.  The foregoing description is qualified by reference to the document filed as Exhibit 10.3 to this Current Report on Form 8-K.

Item 2.01.                      Completion of Acquisition or Disposition of Assets.

On May 24, 2011, as a result of the acquisition of Arttor Gold by the Company, the Company acquired through its new wholly-owned subsidiary Arttor Gold two lease agreements with F.R.O.G. Consulting, LLC (“FROG”) (an affiliate of Mr. Leger, our chief geologist) for mining claims on properties located in Lander County, Nevada known as the North Battle Mountain Mineral Prospect and the Red Rock Mineral Prospect.  The leases grant the exclusive right to explore, mine and develop gold, silver, palladium, platinum and other minerals on the properties for a term of ten (10) years and may be renewed in ten (10) year increments.  The terms of the Leases may not exceed ninety-nine (99) years.

Arttor Gold paid FROG $5,000 upon the signing of each lease and advance minimum royalty payments of $15,000 are due upon the first anniversary of signing, $35,000 upon the second anniversary of signing, $45,000 upon the third anniversary of signing, $80,000 upon the fourth anniversary of signing and the greater of $100,000 or the U.S. dollar equivalent of ninety (90) ounces of gold upon the fifth anniversary of signing and annually thereafter during the terms of the Leases.   A production royalty of three percent (3%) of the dollar value or gross sales price of gold, silver, platinum, or palladium sold to a buyer and one percent (1%) of the gross sales price of any other mineral sold to a buyer (the “NSR Royalty”).  Arttor Gold has the right to buy down the production royalties on gold, silver, platinum and palladium by payment of $2,000,000 for the first one percent (1%).

All advance minimum royalty payments constitute prepayment of production royalties to FROG, on an annual basis.  If the total dollar amount of production royalties due within a calendar year exceed the dollar amount of the advance minimum royalty payments due within that year, Arttor Gold may credit all uncredited advance minimum royalty payments made in previous years against fifty percent (50%) of the production royalties due within that year.  The royalties payable to FROG under the Leases shall be the greater of either: (1) the advance minimum royalties, as specified above, or (2) the production royalties less any credits.  The Leases also require Arttor Gold to spend a total of $100,000 on work expenditures on each property for the period from lease signing until December 31, 2012 and $200,000 on work expenditures on each property per year in 2013 and annually thereafter.  The foregoing description is qualified by reference to the agreements filed as Exhibit 10.4 and 10.5 to this Current Report on Form 8-K.

Item 3.02.                      Unregistered Sales of Equity Securities.

On May 24, 2011, the Company issued shares of Common Stock and Series B Preferred Stock as described in Item 1.01 above.   These securities were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 3.03.                       Material Modification to Rights of Security Holders.

As described in Item 1.01 above, the Company has authorized and issued Series B Convertible Preferred Stock issued pursuant to a Certificate of Designation filed with the Nevada Secretary of State on May 27,  2011.   Conversion of the Series B Preferred Stock is prohibited to the extent that, as a result of the conversion, the holder of such shares shall beneficially own more than 4.99% of the issued and outstanding shares of Common Stock (such conversion limitation may be waived by the Company upon 61 days prior written notice). The holders of the Company’s Series B Preferred Stock are also entitled to a liquidation preference of $0.0001 per share, upon the liquidation, dissolution or winding up of the Company.

This description of the Series B Preferred Stock is qualified by reference to the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, which is filed as exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

Exhibit
Number	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock
10.1	Form of Membership Interests Sale Agreement
10.2	Frost Gamma Investments Trust Letter Agreement
10.3	Amended and Restated Operating Agreement of Arttor Gold LLC
10.4	North Battle Mountain Mineral Prospect Lease
10.5	Red Rock Mineral Prospect Lease

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2011

Sagebrush Gold Ltd.

By:	/s/ Sheldon Finkel
Sheldon Finkel
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock
10.1	Form of Membership Interests Sale Agreement
10.2	Frost Gamma Investments Trust Letter Agreement
10.3	Amended and Restated Operating Agreement of Arttor Gold LLC
10.4	North Battle Mountain Mineral Prospect Lease
10.5	Red Rock Mineral Prospect Lease